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                                                                   EXHIBIT 12-27

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
            AND PREFERRED AND PREFERENCE STOCK DIVIDEND REQUIREMENTS


                                                                                   Year Ended December 31
                                                                    ------------------------------------------------

                                                                      1994                1993                1992
                                                                     ------              ------              ------

                                                                         (Thousands, except for ratio and percent)
Net income  . . . . . . . . . . . . . . . . . . . . . . . . . .     $  419,909          $  521,903          $  588,047
                                                                    ----------          ----------          ----------

Taxes based on income:
   Current income taxes . . . . . . . . . . . . . . . . . . . .        169,381             217,363             179,047
   Deferred taxes - net . . . . . . . . . . . . . . . . . . . .        110,243              99,801             148,947
   Investment tax credit adjustments - net  . . . . . . . . . .        (12,826)            (14,227)            (16,768)
   Municipal and state  . . . . . . . . . . . . . . . . . . . .          2,566               3,373               3,353
                                                                    ----------          ----------          ----------
      Total taxes based on income . . . . . . . . . . . . . . .        269,364             306,310             314,579
                                                                    ----------          ----------          ----------
Fixed charges:
   Interest on long-term debt . . . . . . . . . . . . . . . . .        273,763             325,194             388,580
   Amortization of debt discount, premium
      and expense . . . . . . . . . . . . . . . . . . . . . . .         10,832               9,114               3,952
   Other interest . . . . . . . . . . . . . . . . . . . . . . .         11,170               4,928               5,169
   Interest factor of rents . . . . . . . . . . . . . . . . . .         28,000              29,200              34,400
                                                                    ----------          ----------          ----------
      Total fixed charges . . . . . . . . . . . . . . . . . . .        323,765             368,436             432,101
                                                                    ----------          ----------          ----------

Earnings before taxes based on income
   and fixed charges  . . . . . . . . . . . . . . . . . . . . .     $1,013,038          $1,196,649          $1,334,727
                                                                    ==========          ==========          ==========


Preferred and preference stock
   dividend requirements  . . . . . . . . . . . . . . . . . . .     $   29,640          $   30,837          $   30,498
Dividends meeting requirement of
   IRC Section 247  . . . . . . . . . . . . . . . . . . . . . .          3,870               4,383               4,651
Percent deductible for income tax purposes  . . . . . . . . . .          40.00%              40.00%              41.18%
Amount deductible . . . . . . . . . . . . . . . . . . . . . . .          1,548               1,753               1,915
Amount not deductible . . . . . . . . . . . . . . . . . . . . .         28,092              29,084              28,583
Ratio of pretax income to net income  . . . . . . . . . . . . .           1.64                1.58                1.53
Dividend factor for amount not deductible . . . . . . . . . . .         46,071              45,953              43,732
Amount deductible . . . . . . . . . . . . . . . . . . . . . . .          1,548               1,753               1,915
                                                                    ----------          ----------          ----------
   Total preferred and preference stock
      dividend factor . . . . . . . . . . . . . . . . . . . . .         47,619              47,706              45,647
   Total fixed charges  . . . . . . . . . . . . . . . . . . . .        323,765             368,436             432,101
                                                                    ----------          ----------          ----------
   Total fixed charges and preferred and
      preference stock dividends  . . . . . . . . . . . . . . .     $  371,384          $  416,142          $  477,748
                                                                    ==========          ==========          ==========


Ratio of earnings to fixed charges and
   preferred and preference stock
   dividend requirements  . . . . . . . . . . . . . . . . . . .           2.73                2.88                2.79

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